UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2010
ORIENTAL FINANCIAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center Professional Offices Park 997 San Roberto Street, 10th Floor San Juan, Puerto Rico		00926

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On March 17, 2010, Oriental Financial Group Inc. (the “Corporation” or “we”) filed a definitive proxy statement (the “Proxy Statement”) describing the matters to be voted on by our shareholders at the annual meeting to be held on April 30, 2010, including the approval of certain amendments (the “Proposed Amendments”) to our Amended and Restated 2007 Omnibus Performance Incentive Plan (the “Plan”).
     Based on our understanding of the 2009 U.S. Corporate Governance Policy of a leading independent proxy advisory firm, our Board of Directors approved an amendment to Section 2.1 of the Plan that narrows the definition of “Change of Control” so that a Change of Control is deemed to occur upon the consummation of a transaction rather than upon the approval of such transaction by our shareholders.
     Currently, the Plan provides, in part, that a Change of Control is deemed to occur if our shareholders approve (a) any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation (other than a merger of the Corporation in which the holders of our common stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation to an entity which is not a wholly-owned subsidiary of the Corporation. Therefore, without this amendment a Change of Control could be deemed to occur for purposes of the Plan upon the approval of certain transactions by our shareholders and thus result in accelerated payouts to Plan participants even if any such transaction never takes place.
     The Plan was filed as Appendix A to the Proxy Statement. The text of the definition of “Change of Control” in Section 2.1 of the Plan, as amended, is set forth below.
     A “Change of Control” shall be deemed to have occurred if:
          (i) any Person acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding Common Stock of the Corporation as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or
          (ii) there is consummation of (A) any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation to an entity which is not a wholly-owned subsidiary of the Corporation.
     This amendment to the Plan was approved by our Board of Directors on March 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: March 31, 2010	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
Secretary of the Board of Directors

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